SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 18, 2009

BTHC X, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-52237	20-5456047
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

5521 Riviera Drive, Coral Gables, FL 33146
(Address of Principal Executive Offices)

(305)799-9094
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

  On September 18, 2009 BTHC X, Inc. (the “Company” or “we”) entered into a Securities Purchase Agreement, (the “SPA”), with Magellan Alpha Investments, Corp., a Marshall Islands corporation (the “Purchaser”) and Pierre Galoppi, our sole director and officer (“Seller”). Pursuant to the SPA and upon its consummation, the Purchaser will purchase from the Seller an aggregate of 1,576,782 shares of our issued and outstanding common stock that, in the aggregate, constitute 90% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately prior to the consummation of the SPA. The purchase price under the SPA will be $270,000.

In addition, on the date on which the transactions contemplated by the SPA close, the Purchaser will subscribe for an additional 4,087,953 newly issued shares of our common stock, constituting an additional 7% or our issued and outstanding common stock pursuant to a subscription agreement (the “SA”). The subscription price under the SA will be $60,000. As a result of these transactions, 5,839,933 shares of our common stock will be issued and outstanding. The Purchaser will own an aggregate of 5,664,735 shares, or 97% of the issued and outstanding common stock of the Company upon the consummation of the transactions described above.

The transactions contemplated by the SPA and the SA are subject to certain closing conditions, including absence of government restraints, absence of any material adverse effect on the Company, the resignation of the Seller as sole director and the appointment of George Syllantavos as sole director and sole officer, the filing of a Schedule 14f-1 by the Company, and the passage of any required time periods thereunder and other customary conditions. The parties also have agreed to certain covenants and agreements, including, with respect to public disclosure, operation in the ordinary course, indemnification of the Purchaser under certain circumstances and similar matters. The Company and the Seller are also subject to an “exclusivity” restriction on their ability to solicit alternative acquisition or financing proposals, provide information and engage in discussion with third parties.

The SPA and SA each contain representations and warranties of each of the Company and the Purchaser in the case of the SA, and the Seller as well in the case of the SPA. The assertions embodied in those representations and warranties were made solely for purposes of these agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of these agreements. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the SPA and the SA together with the other information concerning the Company, the Seller and the Purchaser filed in reports and statements with the Securities and Exchange Commission.

Following the consummation of the transactions contemplated by the SPA and the SA, the Company will no longer focus on or be bound by the business plan described under Item 2.01of the Company’s Current Report on Form 8-K dated May 21, 2009, which description is hereby incorporated by reference.

The parties have also agreed upon certain termination rights. To the Company’s knowledge, neither the Purchaser nor any of its affiliates maintains or has maintained in the past any other affiliation with the Company or any of its officers, directors or affiliates. The funds used by the Purchaser to acquire the common stock were obtained from capital contributions by its stockholder.

The foregoing description of the terms of the SPA and the SA is qualified in its entirety by reference to the provisions of the documents filed as exhibits to this report, which are incorporated by reference herein.

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES.

On September 18, 2009, the Company entered into the SPA and will, subject to customary closing conditions and entry into the SA, issue the 4,087,953 shares of common stock described under Item 1.01 above, which description is hereby incorporated by reference. The Company will issue the securities under the SA in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities under the SA, the offering and sale will be made to one entity and the Company will restrict transfer of the securities to be subscribed for under the SA, in accordance with the requirements of the Securities Act of 1933, as amended. Appropriate legends will be affixed to the instruments issued in such transaction.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

The transactions contemplated by the SPA and SA described under Item 1.01 of this Current Report on Form 8-K will result in a change of control of the Company. The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF  DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the SPA and the SA, Seller, our sole director and officer, will submit a resignation letter pursuant to which he resigns from all offices that he held effective immediately and from his position as our director. The resignation of Seller from his positions with the Company is solely in connection with the transactions contemplated by the SPA and SA and not in connection with any known disagreement with us on any matter.

Pierre Galoppi, the Seller, was appointed to our board of directors and as our sole officer effective as of the closing of a reverse acquisition on May 21, 2009.

Upon consummation of the transactions described in this Current Report on Form 8-K, our new sole director and sole officer will be our President and Chief Executive Officer, George Syllantavos, 45.  Since November 2007, Mr. Syllantavos has served as Chief Financial Officer, Corporate Secretary and Director of Star Bulk Carriers Corp., a company listed on the Nasdaq Global Market (NASDAQ: SBLK) involved in owning and operating a fleet of eight (8) Supramax and four (4) Capesize dry-bulk vessels with a combined carrying capacity of 1.1 million dead weigh tons (dwt). Apart from his finance responsibilities, Mr. Syllanatvos is responsible for investor relations activities and the relationship with SBLK’s institutional shareholding base. From May 2005 till November 2007 he was Chief Financial Officer and Director of Star Maritime Acquisition Corp. a company listed on the American Stock Exchange (AMEX: SEA) that was set-up to acquire a business in the maritime industry; the eventual transaction consisted of the acquisition of the drybulk fleet of a major Taiwanese shipping company. Mr. Syllantavos was instrumental in the effort to raise $189 million from US institutional investors for SEA that led to its IPO and listing on the AMEX in December 2005.  From May 1999 till May 2005, he was President and

General Manager of Vortex Ltd., an aviation consulting firm specializing in strategy development, asset management and fleet planning. From January 1998 to April 1999, he served as a financial advisor to Hellenic Telecommunications Organization S.A., where, on behalf of the Chief Executive Officer, he coordinated and led the company's $1.6 billion listing on the New York Stock Exchange (NYSE: OTE). During his OTE tenure he had responsibilities for the strategic planning and implementation of multiple acquisitions of fixed-line telecommunications companies, including the $680 million acquisition of RomTelecom the national fixed-line telecom operator in Romania. Before that, Mr. Syllantavos served as a financial and strategic advisor to both the Greek Ministry of Industry & Energy (from June 1995 to May 1996) and the Greek Ministry of Health (from May 1996 to January 1998), where, in 1997 and 1998, he advised on and assisted in the structuring of the equivalent of a US$700 million bond issuance for the payment of outstanding government debts to the equipment and pharmaceuticals suppliers of the Greek National Healthcare System. Mr. Syllantavos has served as an Investment Committee member to merchant banking firms as well as a transportation management consultant with a focus in the aviation sector. Mr. Syllantavos holds a B.Sc. in Industrial Engineering from Roosevelt University and an MBA in Operations Management, International Finance and Transportation Management from Northwestern University (Kellogg Graduate School of Business).

We currently do not have standing audit, nominating or compensation committees.  Currently, our entire board of directors is responsible for the functions that would otherwise be handled by such committees.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit
No.	Description

2.1	Securities Purchase Agreement, dated September 18, 2009, among the Company, the Purchaser and Seller .

2.2	Form of Subscription Agreement by and between the Company and the Purchaser.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC X, Inc.

By: /s/Pierre Galoppi
Pierre Galoppi
President

Dated: September 21, 2009